UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 23, 2013

Date of Report (Date of earliest event reported)

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

25 Race Avenue, Lancaster, Pennsylvania	17603-3179
(Address of principal executive offices)	(Zip Code)

(855) 533-3444

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01    Entry into a Material Definitive Agreement.

The Merger Agreement

On September 23, 2013, Eastern Insurance Holdings, Inc., a Pennsylvania corporation (“Eastern”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ProAssurance Corporation, a Delaware corporation (“ProAssurance”), and PA Merger Company, a Pennsylvania corporation and wholly owned subsidiary of ProAssurance (“Acquisition Sub”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into Eastern (the “Merger”), with Eastern surviving the Merger as a wholly owned subsidiary of ProAssurance. The Merger Agreement has been approved unanimously by the Board of Directors of Eastern.

At the effective time of the Merger (the “Effective Time”), each share of Eastern common stock issued and outstanding immediately prior to the Effective Time (other than shares held in Eastern’s treasury or owned by any subsidiary of Eastern and any shares owned by ProAssurance), including any allocated and unallocated shares held by Eastern’s employee stock ownership plan and any shares of restricted stock, will be automatically cancelled and converted into the right to receive $24.50 in cash (the “Cash Consideration”). Each option to purchase shares of Eastern common stock issued and outstanding immediately prior to the Effective Time, whether or not vested and exercisable, will be cancelled and converted into the right to receive the product of (i) the number of shares of Eastern common stock that would have been acquired upon the exercise of such stock option, multiplied by (ii) the excess, if any, of the Cash Consideration over the exercise price to acquire a share of Eastern common stock under such stock option.

Consummation of the Merger is subject to customary conditions, including (i) the approval of Eastern’s shareholders, (ii) receipt of antitrust and insurance regulatory approvals, (iii) the absence of any law, order or injunction prohibiting the Merger, (iv) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), and (v) each party’s compliance with its covenants and agreements contained in the Merger Agreement. In addition, ProAssurance’s obligation to consummate the Merger is subject to no occurrence, circumstance, or combination thereof, shall have occurred that, individually or in the aggregate, has, or is reasonably likely to have, a material adverse effect on Eastern. The Merger is not subject to any financing condition.

Each of ProAssurance and Eastern has made representations and warranties in the Merger Agreement. Eastern has agreed to certain covenants and agreements, including, among others, (i) to conduct its business in the ordinary course of business, consistent with past practice, during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) not to solicit alternate transactions, subject to a customary “fiduciary-out” provision which allows Eastern under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that Eastern’s Board of Directors has determined, in good faith judgment, is appropriate in furtherance of the best interests of Eastern (an “Acquisition Proposal”), and (iii) to call and hold a special shareholders’ meeting and recommend adoption of the Merger Agreement.

The Merger Agreement contains specified termination rights for both ProAssurance and Eastern. Among other termination rights, Eastern may terminate the Merger Agreement if the Board of Directors of Eastern approves or recommends or enters into an agreement with respect to an Acquisition Proposal. In connection with such termination, Eastern must pay ProAssurance a termination fee equal to 4.0% of the merger consideration and reimburse ProAssurance for its expenses incurred in connection with the Merger Agreement, up to $1,000,000.

The representations, warranties and covenants contained in the Merger Agreement (i) have been made only for purposes of the Merger Agreement, (ii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (iv) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ProAssurance, Acquisition Corp. or Eastern or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Merger that is or will be contained in, or incorporated by reference into, the proxy statement that Eastern will file in connection with the Merger, and the other documents that the parties will file, with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used herein or in other written or oral information conveyed by or on behalf of Eastern, are intended to identify forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on Eastern. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: (1) the shareholders of Eastern may not adopt the Merger Agreement; (2) the parties may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger; (3) the parties may be unable to complete the Merger because, among other reasons, conditions to the closing of the Merger may not be satisfied or waived; (4) the possibility that the expected synergies from the proposed Merger will not be realized, or will not be realized within the anticipated time period, or the risk that the businesses will not be integrated successfully; (5) the possibility of disruption from the Merger making it more difficult to maintain business and operational relationships; (6) developments beyond the parties’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments; or (7) the “risk factors” and other factors referred to in Eastern’s reports filed with or furnished to the SEC. There can be no assurance that other factors not currently anticipated by Eastern will not materially and adversely affect future events. Shareholders are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Eastern, ProAssurance or the Acquisition Sub. Forward-looking statements speak only as of the date the statement was made. None of Eastern, ProAssurance, or the Acquisition Sub undertakes any obligation to update or revise any forward-looking statement.

Additional Information and Where to Find It

In connection with the proposed transaction, Eastern will file a proxy statement with the SEC. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.

Investors and shareholders may obtain free copies of the proxy statement and other documents filed by Eastern (when available), at the SEC’s Web site at www.sec.gov or in the Investors Relation section of Eastern’s web site at www.eihi.com. The proxy statement and such other documents may also be obtained, when available, for free from Eastern by directing such request to Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603, telephone: (855) 533-3444.

Eastern and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Eastern’s shareholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in Eastern’s proxy statement relating to the 2013 annual shareholder meeting and the annual report on Form 10-K for the fiscal year ended December 31, 2012, both of which are filed with the SEC, and will also be set forth in the proxy statement relating to the transaction when it becomes available.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with entering into the Merger Agreement, each of Michael L. Boguski, President and Chief Executive Officer, Kevin M. Shook, Executive Vice President, Treasurer and Chief Financial Officer, Robert A. Gilpin, Senior Vice President of Field Operations and Marketing, Suzanne M. Emmet, Senior Vice President of Claims and Corporate Compliance, Cynthia H. Sklar, Vice President of Underwriting and Risk Management, and Harry Talbert, Chief Information Officer, have entered into severance and retention agreements with ProAssurance and ProAssurance Group Services Corporation and have agreed to terminate their existing employment agreements with Eastern. The severance and retention agreements will become effective upon the closing of the Merger.

Item 7.01    Regulation FD Disclosure.

On September 23, 2013, Eastern and ProAssurance issued a joint press release, attached hereto as Exhibit 99.1, announcing that they had entered into an Agreement and Plan of Merger. Exhibit 99.1 is incorporated into this Item 7.01 by reference. The information contained in such Exhibit shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of September 23, 2013, by and among Eastern Insurance Holdings, Inc., HARVEST Acquisition Corp. and ProAssurance Corporation.*

99.1	Joint Press Release issued by ProAssurance Corporation and Eastern Insurance Holdings, Inc., dated September 24, 2013.

*	Disclosure schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Eastern Insurance Holdings, Inc. agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastern Insurance Holdings, Inc.
Dated: September 23, 2013

	By:	/s/ Kevin M. Shook
Kevin M. Shook,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 23, 2013, by and among Eastern Insurance Holdings, Inc., HARVEST Acquisition Corp. and ProAssurance Corporation.

99.1	Joint Press Release issued by ProAssurance Corporation and Eastern Insurance Holdings, Inc. dated September 24, 2013.

7